     SECOND AMENDMENT AND WAIVER TO NOTE PURCHASE AGREEMENT



     SECOND AMENDMENT AND WAIVER (the "Amendment") dated as of March 28, 1994, by and among Waban Inc., a Delaware corporation (the "Company"), and Massachusetts Mutual Life Insurance Company, The Equitable Life Assurance Society of The United States, The Chase Manhattan Bank, N.A., as trustee for EQ ASSET TRUST 1993, Northern Life Insurance Company, The North Atlantic Life Insurance Company of America, Farm Bureau Life Insurance Company of Michigan, FB Annuity Company, Inter-State Assurance Company, Texas Life Insurance Company, Life Insurance Company of Georgia, Southland Life Insurance Company, Wisconsin National Life Insurance Company and UNUM Life Insurance Company of America (individually, a "Noteholder" and, collectively, the "Noteholders").

     WHEREAS, the Company entered into those certain Note Purchase Agreements, dated as of June 15, 1991, as amended pursuant to that certain Amendment to Note Purchase Agreement, dated as of December 16, 1991, (collectively, as in effect prior to the effectiveness of this Amendment, the "Existing Agreement," and, as amended by this Amendment, the "Amended Agreement"), with each of the purchasers named on Annex 1 thereto (the "Purchasers"), pursuant to which the Company issued and sold to the Purchasers, and the Purchasers purchased from the Company, an aggregate principal amount of Sixty Million Dollars ($60,000,000) of the Company's 9.58% Senior Notes Due May 31, 1998; and

     WHEREAS, the Company and the Noteholders are now desirous of amending the Existing Agreement to make certain changes to the covenants of the Company set forth in the Existing Agreement; and

     WHEREAS, the capitalized terms defined in the Amended
Agreement not otherwise defined herein are used herein as so defined;

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  AMENDMENTS TO THE EXISTING AGREEMENT.

     Subject to the satisfaction of the conditions set forth in
Section 3 hereof, the Noteholders hereby consent and agree to the following amendments to the Existing Agreement:

     1.1  Defined Terms.
          -------------
          (a) Section 10.1 of the Existing Agreement is amended by changing clause (e) of the definition of "Restricted

Investments" contained therein to read, in its entirety, as follows:

               "(e) Investments in certificates of deposit, time deposits and bankers' acceptances (which are rated not lower than "A-2" by Standard and Poor's Corporation) maturing within one (1) year from the date of acquisition issued or created by, as applicable, a bank or trust company organized under the laws of The United States of America or any state thereof having capital, surplus and undivided profits aggregating at least Five Hundred Million Dollars ($500,000,000), total assets in excess of Ten Billion Dollars ($10,000,000,000), and outstanding unsecured and unsupported Debt rated "A" or better by Standard and Poor's Corporation or Moody's Investors' Service, Inc. (a "Permitted Bank");"

          (b) Section 10.1 of the Existing Agreement is amended by changing clause (i) of the definition of "Restricted
Investments" contained therein to read, in its entirety, as follows:

               "(i) loans and advances to employees, up to Five
          Million Dollars ($5,000,000) in aggregate principal amount outstanding at any time, in the ordinary course and in furtherance of the Company's business;"

          (c) Section 10.01 of the Existing Agreement is amended by changing the definition of "Corporate Securities" contained therein to read, in its entirety, as follows:

               "Corporate Securities -- means any Security of a United States corporation, which Security is rated "A" or better by Standard and Poor's Corporation or "A 2" or better by Moody's Investors Service, Inc. (or a comparable rating by any comparable successor rating agency).

          (d) Section 10.1 of the Existing Agreement is amended by adding thereto, in their proper alphabetical order, the following new defined terms:

               "Subordinated Indenture -- means that certain Indenture between the Company and the First National Bank of Boston relating to the issuance of the Company's Subordinated Notes, in the form and upon the terms appended as Exhibit E to this Agreement, as in
                            ---------
          effect upon the initial issuance of the Subordinated
          Notes.

               Subordinated Notes -- means the Company's 11% Senior Subordinated Notes due May 15, 2004 issued, in an aggregate principal amount of up to One Hundred Million Dollars ($100,000,000), under the Subordinated Indenture.

     1.2  Limitations on Payment Restrictions Affecting
          ---------------------------------------------
          Restricted Subsidiaries.
          -----------------------
          The following new Section 7.23 is added after
Section 7.22 of the Existing Agreement:

          "7.23  Limitation on Payment Restrictions Affecting
                 --------------------------------------------
          Restricted Subsidiaries.  The Company shall not, and
          -----------------------
          shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective, or enter into any agreement with any Person that would cause or permit to exist or become effective, any encumbrance or restriction on the ability of (i) any Wholly-Owned Subsidiary to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Subsidiaries or (ii) any Restricted Subsidiary to (A) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (B) make loans or advances to the Company, or (C) transfer any of its properties or assets to the Company, except for purposes of clauses (i) and (ii), for such encumbrances or restrictions existing under or by reason of (1) applicable law, (2) this Agreement or the Subordinated Indenture, (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any of the Restricted Subsidiaries, (4) any instrument governing Indebtedness of a Person acquired by the Company or any of the Restricted Subsidiaries at the time of such acquisition, which encumbrance or restriction is applicable to any Person so acquired or its properties or assets and was not entered into in connection with such acquisition, (5) encumbrances or restrictions under Existing Indebtedness or (6) encumbrances or restrictions under any Real Estate Financing by any of the Restricted Subsidiaries."

     1.3  Limitation on Use of Proceeds from Asset Sales.
          ----------------------------------------------
          The following new Section 7.24 is added after
Section 7.23 of the Existing Agreement:

          "7.24  Limitation on Use of Proceeds from Asset Sales.
                 ----------------------------------------------
          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sales unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, (ii) at least eighty percent (80%) of the Net Proceeds from the Asset Sales are received in Cash and Marketable Securities at closing and (iii) with respect to any Asset Sale involving the Equity Interests of any Restricted Subsidiary, the Company shall sell all of the Equity Interests it owns of such Restricted Subsidiary in such Asset Sale. Within twelve (12) months (or, in the event of a sale-and-leaseback transaction, twenty-four
          (24) months) after the receipt of Cash in respect of any Asset Sale, the Company or a Restricted Subsidiary may use all such Cash either to (x) invest in capital assets, (y) purchase properties and assets that are of a type similar to the properties and assets that were the subject of such Asset Sale, and in the case of clauses (x) and (y) the acquired capital assets or properties and assets, as the case may be, are to be used primarily in a retail warehousing business of the Company which is operated by the Company or a Significant Subsidiary of the Company (or is a business which meets the test necessary to be a Significant Subsidiary) immediately prior to such acquisition or
          (z) permanently reduce Senior Indebtedness (it being understood that any such reduction of the aggregate principal amount of the Notes shall be made as an optional prepayment in accordance with Section 5.2 hereof). "Excess Proceeds" shall mean any Cash from an Asset Sale that is not invested or used to permanently reduce Senior Indebtedness as provided in the preceding sentence. When the aggregate amount of Excess Proceeds from any Asset Sale or series of related Asset Sales exceeds ten percent (10%) of the aggregate book value of the tangible assets of the Company and its Subsidiaries (measured at the end of the most recent fiscal quarter ended prior to such Asset Sale), the Company shall be permitted to apply such Excess Proceeds in the manner set forth in the Subordinated Indenture, so long as any payments or prepayments of any amounts owing in respect of the Subordinated Notes are, at such time, otherwise permitted under the terms and provisions of this Agreement (including, without limitation, the terms and provisions of Section 7.15 hereof). Upon such application, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, Five Million Dollars ($5,000,000) of Cash received from any Asset Sale or Asset Sales in any fiscal year shall not be subject to the restrictions contained in this Section 7.24.

               The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any application of Excess Proceeds."

     1.4  Transactions with Affiliates.  Section 7.18 of the
          ----------------------------
Existing Agreement is amended and restated to read, in its entirety, as follows:

          "7.18  Transactions with Affiliates.

                 The Company will not, nor will it permit any Restricted Subsidiary to, enter into any transaction, (including, without limitation, the purchase, sale, lease or exchange of Property, the making of any Investment, loan, advance, capital contribution, the execution and delivery of any contract, agreement or other understanding (or any amendment thereto) or the rendering of any service), with any Affiliate, unless

               (a) the board of directors of the Company or such Restricted Subsidiary, as the case may be, determines in its reasonable good faith judgment, that such transaction or series of transactions is in the best interest of the Company or such Restricted Subsidiary based on full disclosure of all relevant facts and circumstances,

               (b) such transaction or series of transactions is fair to the Company or such Restricted Subsidiary and in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and on fair and reasonable terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and

               (c) with respect to a transaction or series of transactions involving aggregate payments by the Company or a Restricted Subsidiary in excess of Five Million Dollars ($5,000,000), a majority of independent directors of the Company shall approve such transaction or series of transactions by a resolution certifying that such transaction or series of related transactions comply with clause (b) hereof."

     1.5  Mergers.  Section 7.4(a) of the Existing Agreement is
          -------
amended by (a) deleting the word "and" after clause (iv) thereof,
(b) substituting "; and" for the period after clause (v) thereof and (c) adding the following:

          "(vi) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net

          Worth of the Surviving Corporation shall be equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction.

               As used in clause (vi) of this Section 7.4(a),

               "Consolidated Net Worth" shall have the meaning set forth in the Subordinated Indenture.

               In connection with any consolidation or merger contemplated hereby, the Company shall deliver or cause to be delivered, to the holders of the Notes, an Officer's Certificate and an Opinion of Counsel (in each case, as shall be reasonably satisfactory to the holders of the Notes), each stating that such consolidation or merger complies with this
          Section 7.4(a) and that all conditions precedent herein provided for relating to such transactions have been complied with."

     1.6  Subsidiary Guarantees.  The Existing Agreement is
          ---------------------
amended by adding the following new Section 7.26 after
Section 7.25 of the Existing Agreement:

          "7.26  Subsidiary Guarantees.  The Company shall not
                 ---------------------
          permit any Subsidiary to guaranty the Subordinated Notes or any amounts owing in respect of the Subordinated Indenture (whether pursuant to the terms of Section 4.14 of the Subordinated Indenture or otherwise) unless such Subsidiary concurrently guaranties the Company's obligations under the Notes and this Agreement and the guaranty of the Subordinated Notes or the Company's obligations pursuant to the Subordinated Indenture shall be subordinated to any such guaranty granted to the holders of the Notes, in accordance with the provisions of the Subordinated Indenture, and shall be on terms no less favorable to the holders of the Notes than the terms of the guaranty granted to the holders of the Subordinated Notes issued under the Subordinated Indenture.

          The delivery of any such guaranty to the holders of the Notes shall be accompanied by such other documents and instruments (such as opinions of counsel and solvency opinions) as shall be delivered to the holders of the Subordinated Notes in connection with any guaranty delivered pursuant to the terms of the Subordinated Indenture."

     1.7  Distributions, Subordinated Prepayments and
          -------------------------------------------
Investments.  The Existing Agreement is amended by adding the
- - -----------
following new subsection (c) to Section 7.15 of the Existing

Agreement, immediately after subsection (b) thereof:

          "(c) Additional Limit on Restricted Payments.
               ---------------------------------------
          Notwithstanding any of the other provisions of this
          Section 7.15, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,
          (i) declare or pay any dividend or make any distribution or repurchase on account of the Company's or any Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable to the Company or any of its Wholly-owned Subsidiaries (as defined in the Subordinated Indenture) or payable in shares of Capital Stock of the Company other than Redeemable Stock), (ii) purchase, redeem or otherwise retire for value any Equity Interests of the Company or any of its Subsidiaries (other than any purchase, redemption or retirement of such Equity Interests owned by the Company or any of its Wholly-owned Subsidiaries (as defined in the Subordinated Indenture)); (iii) purchase, redeem, prepay, defease or otherwise retire for value prior to scheduled maturity, repayment or sinking fund payment (a) any Indebtedness of the Company that is contractually subordinated in right of payment to the Subordinated Notes or (b) any Indebtedness of any Subsidiary that is contractually subordinated in right of payment to the Subordinated Notes other than Indebtedness to the Company; or
          (iv) make Investments (either through the Company or any of its Wholly-owned Subsidiaries) other than Permitted Investments (the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if at the time of such Restricted Payment:

               (A) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

               (B) such Restricted Payment, together with the aggregate of all other Restricted Payments made on or after May 11, 1994, exceeds (x) Thirty-Five Million Dollars ($35,000,000) (in the event the Subordinated Notes on the date of computation are rated BBB- (or better) by Standard & Poor's Corporation and Baa3 (or better) by Moody's Investors Service, Inc., such amount shall be increased by Fifty Million Dollars ($50,000,000)) plus fifty percent (50%) of the amount of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from January 29, 1994 through the last fiscal quarter immediately preceding such Restricted Payment (or, if

          Consolidated Net Income for such period is a deficit, minus one hundred percent (100%) of such deficit); plus
          (y) one hundred percent (100%) of the aggregate net cash proceeds received by the Company on or after January 29, 1994 from (i) the issue or sale of Equity Interests of the Company (other than such Equity Interests issued or sold to a Subsidiary of the Company and other than Redeemable Stock), (ii) the conversion of Indebtedness of the Company (other than (a) in respect of the Convertible Subordinated Debentures or
          (b) such Indebtedness held by a Subsidiary of the Company) into Capital Stock of the Company (other than Redeemable Stock), which for purposes of this clause
          (b) shall be valued at the net cash proceeds received by the Company upon the initial issuance of such Indebtedness plus such additional Cash consideration payable to the Company upon such conversion, or
          (iii) the net cash proceeds received by the Company from its investment in, and the sale, disposition or other liquidation of, Investments that are not Permitted Investments or

               (C) immediately after such Restricted Payment, the Company would not be permitted to incur One Dollar
          ($1.00) of additional Indebtedness pursuant to
          Section 4.09 of the Subordinated Indenture.

          The foregoing provisions of this Section 7.15(c) will not prohibit, so long as no Default or Event of Default shall have occurred and be continuing, (i) the payment of any dividend within sixty (60) days after the date of declaration thereof, if at the said date of declaration such payment would have complied with the provisions of this Section 7.15(c); (ii) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of the Company's Capital Stock, other than any Redeemable Stock; (iii) Investments by the Company or a Restricted Subsidiary of the Company in the Company or a Wholly-owned Subsidiary (as defined in the Subordinated Indenture) of the Company or the purchase, redemption, or other acquisition or retirement for value of such Investments; (iv) acquisitions of Wholly-owned Subsidiaries (as defined in the Subordinated Indenture); (v) the purchase, redemption, prepayment, defeasance or other acquisition or retirement for value prior to scheduled maturity or any repayment or sinking fund payment of any Indebtedness of any Wholly-owned Subsidiary (as defined in the Subordinated Indenture) of the Company which is not contractually subordinated in right of payment to the Subordinated Notes; (vi) the redemption, repurchase or other acquisition or retirement for value of subordinated Indebtedness of the Company which is made in exchange for, or out of proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of (a) shares of Capital Stock (other than Redeemable Stock) of the Company, provided, however, that any net cash proceeds from such issue are excluded from clause (B)(y)(i) of the preceding paragraph or (b) new Indebtedness of the Company, so long as (1) such Indebtedness is expressly subordinated to the Subordinated Notes at least to the same extent as the subordinated Indebtedness being so refinanced; (2) such Indebtedness has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Notes; and (3) such Indebtedness has a final scheduled maturity which exceeds the final Stated Maturity of the Subordinated Notes, provided, however, that any net cash proceeds from such issue are excluded from clause (B)(y)(ii) of the preceding paragraph; and
          (vii) loans and advances to officers and employees of the Company or any of its Subsidiaries up to Five Million Dollars ($5,000,000) in the aggregate outstanding at any one time. For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with this
          Section 7.15(c), no amounts expended pursuant to clauses (iii), (iv), (v), (vi) and (vii) of this paragraph shall be included in the calculations provided in the foregoing clause (B) hereof.

               The Company shall deliver to the holders of the Notes, at the same time that the Company is required to deliver its annual financial statements to the holders of the Notes pursuant to Section 8.1(b) hereof, a certificate of an officer of the Company setting forth each Restricted Payment made in the fiscal year covered by such financial statements (other than Restricted Payments made to purchase Marketable Securities that do not constitute Permitted Investments but that are liquidated for cash within ninety (90) days of the date of such Investment in an amount at least equal to the initial purchase price of such investment), stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 7.15(c) were computed."

     1.8  Definitions.  The following paragraph is added at the
          -----------
end of Section 10.1 of the Note Purchase Agreement:

          "As used solely in Sections 7.15(c), 7.23, 7.24, 7.25 and 7.26 of this Agreement, except as otherwise expressly stated therein, all capitalized terms (other than the terms "Company," "Notes," "Restricted

          Subsidiary," "Wholly-Owned Subsidiary," "Subordinated
          Notes" and "Subordinated Indenture") shall have the meanings assigned to such terms in Section 1.01 of the Subordinated Indenture."

     1.9  Exhibit E.  A new Exhibit E is added to the Existing
          ---------
Agreement in the form of Exhibit B to this Amendment.

     SECTION 2.  CONSENT AND WAIVER.

     (a) In connection with the proposed issuance by the Company of Senior Subordinated Notes (the "Subordinated Notes") in the aggregate principal amount of up to One Hundred Million Dollars ($100,000,000) having terms substantially as described in the Company's prospectus dated May 4, 1994, the Noteholders hereby consent and agree that the subordination provisions attached as Exhibit A hereto are satisfactory in form and substance as
- - ---------
specified in the provisions of clause (iii) of the definition of "Subordinated Adjusted Funded Debt" contained in Section 10.1 of the Amended Agreement.

     (b) The Noteholders hereby waive the restriction against the incurrence of Subordinated Adjusted Funded Debt contained in
Section 7.11(a) of the Note Purchase Agreement to the extent, and only to the extent, necessary to permit the Company to issue and become liable for up to One Hundred Million Dollars ($100,000,000) of the Subordinated Notes, provided that such
                                          --------
Subordinated Notes, after they are issued by the Company, shall be considered as outstanding for purposes of determining compliance with all applicable covenants and other terms and provisions set forth in the Note Purchase Agreement.

     (c) The terms of this Amendment shall not, except as expressly provided in Section 2(b) hereof, operate as or constitute a waiver by the Noteholders of, or otherwise prejudice, the rights, remedies or powers of the Noteholders under, the Existing Agreement or under applicable law. Except as expressly provided herein, (i) no other terms and provisions of the Existing Agreement are modified or changed by this Amendment, and (ii) the terms and provisions of the Existing Agreement shall continue in full force and effect. The Company hereby acknowledges, confirms, reaffirms and ratifies all of its obligations and duties under the Notes and the Amended Agreement. This Amendment is not a limitation on the ability of any Noteholder to exercise any of its rights and remedies due to any Default or Event of Default under the Notes or the Amended Agreement.

     SECTION 3.  WARRANTIES AND REPRESENTATIONS.

     To induce the Noteholders to enter in this Amendment, the Company warrants and represents to the Noteholders that as of the Effective Date (as defined below):

     3.1  Organization, Existence and Authority.  The Company is
          -------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite legal and corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder.

     3.2  Litigation.  There are no proceedings pending, or to
          ----------
the knowledge of the Company or any of its Subsidiaries threatened, against or affecting the Company, any Subsidiary or any of their respective Properties in any court or before any Governmental Authority or arbitration board or tribunal which, either individually or in the aggregate, would conflict with or interfere with the ability of the Company to execute and deliver this Amendment or to perform its obligations under the Amended Agreement and the Notes.

     3.3  Authorization, Execution and Enforceability.  The
          -------------------------------------------
execution and delivery by the Company of this Amendment, and the performance by the Company of its obligations under the Amended Agreement, have been duly authorized by all necessary action on the part of the Company. This Amendment has been duly executed and delivered by the Company and this Amendment and the Amended Agreement are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except that the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally, and may be subject to the availability of equitable remedies.

     3.4  No Conflicts or Defaults.  (a) Neither the execution
          ------------------------
and delivery by the Company of this Amendment, nor the performance by the Company of its obligations under the Amended Agreement, conflicts with, results in any breach of any of the provisions of, constitutes a default under, or violates or results in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of: (i) its charter or bylaws; or (ii) any agreement, instrument, statute, rule or regulation, or any order, judgment or award of any court, tribunal or arbitrator, by which it or any of its Property may be bound, except to the extent that the Amended Agreement may, in certain events, restrict or prohibit prepayments of the Subordinated Notes.

          (b) No event has occurred and no condition exists which would constitute a Default or an Event of Default under the Existing Agreement or under the Amended Agreement.

      3.5  Governmental Consent.  Neither the execution and
           --------------------
delivery by the Company of this Amendment, nor the performance by the Company of its obligations under the Amended Agreement, requires as a condition thereto any consent, approval or authorization of, the filing, registration or qualification with, any Governmental Authority on the part of the Company or the Subsidiaries.

     3.6  Disclosure.  The financial statements heretofore
          ----------
delivered to the Noteholders by the Company pursuant to
Section 8.1 of the Existing Agreement do not, nor does this Amendment, the Existing Agreement, the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1993, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 1, 1993, July 31, 1993 and October 30, 1993, and any written statement furnished by the Company to the Noteholders in connection herewith, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact (other than facts of a general political or economic nature) which the Company has not disclosed to the Noteholders in writing which has had or, so far as the Company can now reasonably foresee, will have a materially adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Restricted Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Amended Agreement and the Notes.

     SECTION 4.  CONDITIONS PRECEDENT TO THIS AGREEMENT.

     The amendments of the Existing Agreement provided for in
Section 1 hereof and the consent and waiver provided for in
Section 2 hereof shall not become effective unless all of the following conditions precedent shall have been satisfied on or before July 31, 1994 (the date of such satisfaction being herein referred to as the "Effective Date").

     4.1  Execution and Delivery of Agreements.  This Agreement
          ------------------------------------
shall have been executed and delivered to the Company by Noteholders constituting holders of at least 66 2/3% in principal amount of the outstanding Notes, and the Company shall have executed and delivered to each of the Purchasers a counterpart of this Agreement.

     4.2  No Default; Representations and Warranties True.  No
          -----------------------------------------------
Default or Event of Default under the Existing Agreement shall exist, the warranties and representations set forth in Section 3 hereof shall be true and correct on the Effective Date; and the Purchasers shall have received a certificate of the Treasurer of the Company, dated as of the Effective Date, certifying that all of the conditions specified in this Section 4 have been satisfied.

      4.3  Secretary's Certificate.  The Purchasers shall have
           -----------------------
received a certificate, in form and substance satisfactory to the Noteholders and their special counsel, certifying (i) the adoption of resolutions of the Executive Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and the adoption of resolutions of the Board of Directors of the Company granting authority to such Executive Committee, each of which resolutions shall be attached to such certificate and shall be in full force and effect, and (ii) that such resolutions have not been amended or rescinded by, and are not in conflict with, any other resolution of such Executive Committee or Board of Directors.

     4.4  Opinions of Counsel.  The Purchasers shall have
          -------------------
received from Sarah M. Gallivan, general counsel to the Company and Hale and Dorr, special counsel to the Company, opinions dated the Effective Date, as to such matters as the Purchasers may reasonably request.

     4.5  Expenses.  The Company shall have made satisfactory
          --------
arrangements to pay all costs and expenses of the Noteholders relating to this Amendment in accordance with Section 5 hereof.

     4.6  Proceedings Satisfactory.  All proceedings taken in
          ------------------------
connection with this Amendment and all documents and papers relating thereto shall be reasonably satisfactory to the Noteholders and their special counsel. The Noteholders and their special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, in form and substance reasonably satisfactory to them.

     4.7  Closing of Offering.  The Company shall have closed its
          -------------------
offering of the Subordinated Notes (it being understood that, assuming satisfaction of the conditions set forth in Sections 4.1 through 4.6 above, the Effective Date shall be deemed to occur concurrently with such closing).

     SECTION 5.  MISCELLANEOUS.

     5.1  Governing Law.  This Amendment shall be construed,
          -------------
interpreted and enforced in accordance with, and governed by, internal Massachusetts law.

     5.2  Duplicate Originals.  Two or more duplicate originals
          -------------------
of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

      5.3  Waivers and Amendments.  Neither this Amendment or any
           ----------------------
term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the charge, waiver, discharge or termination is sought.

     5.4  Section Headings.  The titles of the sections hereof
          ----------------
appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

     5.5  Cost and Expenses.  Without limiting the provisions of
          -----------------
the Existing Agreement, the Company shall pay all costs and expenses of the Noteholders relating to this Amendment, including, but not limited to, the statement for reasonable fees and disbursements of special counsel to the Noteholders, regardless of whether the Effective Date shall occur. The Company will also pay upon receipt thereof each additional statement for reasonable fees and disbursements of such special counsel to the Noteholders rendered from time to time in connection with this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized officer of agent thereof, as the case may be, as of the date first above written.


                              WABAN INC.




                              By:  /s/  Dale N. Garth
                                 ----------------------------
                                 Name:  Dale N. Garth
                                 Title: SR. V.P. + CFO

                              MASSACHUSETTS MUTUAL LIFE INSURANCE
                              COMPANY




                              By:  /s/ Bruce E. Gaudette
                                 ----------------------------
                                 Name:
                                 Title: VICE PRESIDENT

                              THE EQUITABLE LIFE ASSURANCE
                              SOCIETY OF THE UNITED STATES




                              By: /s/ Basil P. Livanos
                                 ---------------------------
                                 Name: BASIL P. LIVANOS
                                 Title:INVESTMENT OFFICER


                              THE CHASE MANHATTAN BANK, N.A., AS
                              TRUSTEE FOR EQ ASSET TRUST 1993




                              By:  /s/ Diana Jacobs
                                 ----------------------------
                                 Name: Diana Jacobs
                                 Title:Second Vice President


                              NORTHERN LIFE INSURANCE COMPANY




                              By: /s/ Mark S. Jordahl
                                 ----------------------------
                                 Name:  Mark S. Jordahl
                                 Title: Assistant Treasurer

                              THE NORTH ATLANTIC LIFE INSURANCE
                              COMPANY OF AMERICA




                              By: /s/ Mark S. Jordahl
                                 ----------------------------
                                 Name:  Mark S. Jordahl
                                 Title: Assistant Treasurer

                              FARM BUREAU LIFE INSURANCE COMPANY
                              OF MICHIGAN




                              By:
                                 --------------------------------
                                 Name:
                                 Title:

                              FB ANNUITY COMPANY




                              By:
                                 --------------------------------
                                 Name:
                                 Title:

                              INTER-STATE ASSURANCE COMPANY




                              By:
                                 --------------------------------
                                 Name:
                                 Title:

                              TEXAS LIFE INSURANCE COMPANY




                              By:
                                 --------------------------------
                                 Name:
                                 Title:

                              LIFE INSURANCE COMPANY OF GEORGIA
                              By:  Internationale Nederlanden
                                   North America Investment
                                   Centre, Inc.
                                   its Agent




                              By:  /s/ Fred C. Smith
                                 ------------------------------
                                 Name: Fred C. Smith
                                 Title:S.V.P. and Managing Director


                              SOUTHLAND LIFE INSURANCE COMPANY
                              By:  Internationale Nederlanden
                                   North America Investment
                                   Centre, Inc.
                                   its Agent




                              By: /s/ Fred C. Smith
                                 ------------------------------
                                 Name: Fred C. Smith
                                 Title:S.V.P. and Managing Director


                              WISCONSIN NATIONAL LIFE INSURANCE
                              COMPANY




                              By: /s/ A.S. Williams, III
                                 -----------------------------
                                 Name:  A.S. Williams, III
                                 Title: Senior Vice President, Investments and
                                        Treasurer

                              UNUM LIFE INSURANCE COMPANY OF
                              AMERICA




                              By: /s/ David R. Murray
                                 ----------------------------
                                 Name:  David R. Murray
                                 Title: Director, Corporate Securities